EXHIBIT 10.12

CENTENE CORPORATION

Nonstatutory Stock Option Agreement Granted Under

2012 Stock Incentive Plan, as amended

THIS AGREEMENT is entered into by and between CENTENE CORPORATION, a Delaware corporation (hereinafter the “Company”), and the undersigned employee of the Company (hereinafter the “Participant”).

WHEREAS, the Participant renders important services to the Company and acquires access to Confidential Information (as defined below) of the Company in connection with Participant’s relationship with the Company; and

WHEREAS, the Company desires to align the long-term interests of its valued employees with those of the Company by providing the ownership interest granted herein and to prevent former employees whose interest may become adverse to the Company from maintaining an ownership interest in the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option

This agreement evidences the grant by the Company on December 15, 2021 (the “Grant Date”) to _______ (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2012 Stock Incentive Plan, as amended (the “Plan”), a total of ________ (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $81.85 per Share. Unless earlier terminated, this option shall expire at 3:00 p.m., Central Time, on December 14, 2031 (the “Final Exercise Date”). If the Final Exercise Date is not an open trading date then this option shall expire at 3:00 p.m., Central Time, on the last open trading date prior to the Final Exercise Date.

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms. Unless the context otherwise requires, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

2. Vesting Schedule

This option will become exercisable (“vest”) as to 100% of the original number of Shares on the later of (a) the third anniversary of the Grant Date and (b) the date that the Performance Condition is achieved (the later of such date, as applicable, the “Vesting Date”), subject to the Participant’s continued service as an Eligible Participant (defined below) through the Vesting Date (the “Service Condition”). For purposes of this option, the Performance Condition shall mean the closing price for one Share as listed on the New York Stock Exchange has equaled or exceeded $100 per Share for a period of 20 consecutive trading days. Notwithstanding anything herein to the contrary, in the event that the option does not vest prior to the Final Exercise Date, the option shall not vest, the Vesting Date shall not occur, and this option shall terminate without becoming exercisable.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

Notwithstanding anything herein or in the Plan to the contrary, if a Change in Control (as defined in the Plan) occurs while the Participant remains in continued service as an Eligible Participant, to the extent the option hereunder remains outstanding, the Performance Condition shall be deemed to be satisfied (to the extent not already achieved) as of the date of the Change in Control, and the option shall remain subject to the Service Condition until the third anniversary of the Grant Date (to the extent not yet achieved) and for this purpose, service with the Company or an acquirer, as applicable, shall be counted in determining whether the Service Condition is achieved. The foregoing vesting requirements notwithstanding, if a Change in Control occurs and the Participant’s employment with the Company or an acquirer (and any parent or subsidiary thereof) is terminated by the Company or the acquirer (or a parent or subsidiary thereof) without cause (as defined herein) or by the Participant for Good Reason (as defined below), and the Participant’s date of termination occurs (or in the case of the Participant’s termination of employment for Good Reason, the event giving rise to Good Reason occurs) within 24 months following the Change in Control, the Service Condition shall be deemed met and the option shall be vested and exercisable. For purposes hereof, “Good Reason” means: (a) if the Participant is a party to an employment or service agreement with the Company or its affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant's express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant's knowledge of the applicable circumstances): (i) any material, adverse change in the Participant's responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant's base salary or short-term cash incentive opportunity; or (iii) a geographical relocation of the Participant's principal office location by more than fifty (50) miles; provided that, the Participant in fact terminates employment for Good Reason within one hundred fifty (150) days following the initial existence of the circumstances giving rise to such Good Reason. Notwithstanding the foregoing, the option may be subject to such adjustments as the Committee may determine, including, without limitation, replacing the underlying Shares with shares of an acquirer, and may be subject to assumption, continuation, or substitution by the Company or its successor, including by substitution of Shares hereunder with shares of an acquirer with corresponding changes to the number of shares, exercise price, and other terms deemed necessary or advisable to reflect any such assumption, continuation, or substitution, in each case, to the extent and in a manner that complies with applicable law, including Section 409A of the Code. The foregoing provisions shall apply to the option in connection with a Change in Control, except to the extent otherwise provided in the applicable transaction agreement(s) evidencing the Change in Control. Notwithstanding the foregoing, the Committee may take such action as contemplated in Section9(j)3 of the Plan.

3. Exercise of Option

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. Common Stock purchased upon the exercise of this option shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2)
by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)
when the Common Stock is registered under the Securities and Exchange Act of 1934, as amended, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the board of directors of the Company (the “Board”) in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)
to the extent permitted under applicable law and permitted by the Board, in its sole discretion, provided that at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash; or

(5) by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e), (f), and (g) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment, consulting, advisory, nondisclosure, non-competition or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be deemed to be vested for the Prorated Amount (as defined below) and shall be exercisable within the period of 180 days following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent of the Prorated Amount, and further provided that this option shall not be exercisable after the Final Exercise Date. The Prorated Amount shall mean: (i) to the extent the option is not vested on the date of death or disability, a prorated number of Shares subject to the option determined as follows: the total of the original number of Shares subject to the option, multiplied by a fraction where the numerator is the total number of whole calendar months from the Grant Date through the date of death or disability, as applicable, and the denominator is 36 or (ii) to the extent the option is vested on the date of death or disability, 100% of the original number of Shares subject to the option. For the avoidance of doubt, in no event shall the Prorated Amount exceed 100% of the original number of Shares subject to the option, whether determined in accordance with (i) or (ii) above.

(e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall include acts or omissions that the Company determines, after affording the Participant an opportunity to be heard, (i) are criminal, dishonest, fraudulent, constitute misconduct, or reflect negatively on the reputation of the Company (including any parent, subsidiary, affiliate or division of the Company); (ii) could expose the Company or any parent, subsidiary, affiliate or division of the Company to claims of illegal harassment or discrimination in employment; (iii) are material breaches of this Agreement or other agreement with the Company; or (iv) reflect continued and repeated failure to perform substantially the duties of his/her employment.

(f) Exercise Period Upon Qualified or Early Retirement.

(1) If the Participant’s service as an Eligible Participant terminates on account of Qualified Retirement prior to the Final Exercise Date and the Company has not terminated such relationship for “cause” as specified in paragraph (e), this option shall be exercisable by the Participant to the extent vested until the Final Exercise Date, provided that if the Vesting Date has not occurred as of the date of the Qualified Retirement, the option will continue to remain outstanding following the Qualified Retirement and will become exercisable as to 100% of the original number of Shares subject to the option on the later of (i) the third anniversary of the Grant Date and (ii) the date that the Performance Condition is achieved, without regard to the Participant’s termination of service prior to the Vesting Date and, upon any such vesting, shall remain exercisable by the Participant until the Final Exercise Date. . For this purpose, a Qualified Retirement is a retirement made pursuant to a bona-fide notice of retirement made 90 days in advance, by a Participant who is at least 55 years old and has been employed at the Company for at least 10 years.

(2) If the Participant’s service as an Eligible Participant terminates on account of Early Retirement prior to the Final Exercise Date and the Company has not terminated such relationship for “cause” as specified in paragraph (e), this option shall be exercisable by the Participant to the extent vested on the date of such Early Retirement until the earlier of the date that is five years after such termination of the Participant’s service or the Final Exercise Date, provided that if the Vesting Date has not occurred as of the date of the Early Retirement, the option will continue to remain outstanding following the Early Retirement and will become exercisable as to 100% of the original number of Shares subject to the option on the later of (i) the third anniversary of the Grant Date and (ii) the date that the Performance Condition is achieved, without regard to the Participant’s termination of service prior to the Vesting Date and, upon any such vesting, shall remain exercisable by the Participant until the earlier of the date that is five years after such termination of the Participant’s service or the Final Exercise Date. For this purpose, an Early Retirement is a retirement made pursuant to a bona-fide notice of retirement made 90 days in advance, by a Participant who is at least 55 years old and has been employed at the Company for at least five years.

(g) Exercise Period Upon Change in Control. If a Change in Control occurs while the Participant is an Eligible Participant and such relationship is not terminated on account of “cause” as specified in paragraph (e), death, or disability prior to exercise of the option, this option shall be exercisable by the Participant until the Final Exercise Date, provided that this option shall be exercisable (or become exercisable, as applicable) only to the extent provided in Section 2 hereof in connection with the Change in Control.

(h) Right to Exercise. The Participant’s right to exercise this option and to retain any gains upon a sale or other disposition of the Shares therefrom is subject to the Participant’s compliance with the covenants set forth in Section 4 hereof.

4. Optionee’s Covenants. For and in consideration of the option hereunder, the Participant agrees to the provisions of this Section 4.

(a) Confidential Information. As used in this Section 4, “Confidential Information” shall mean the Company’s trade secrets and other non-public proprietary information relating to the Company or the business of the Company, including information relating to financial statements, existing or proposed target markets, employee skills and compensation, employee data, acquisition targets, servicing methods, programs, strategies and information, analyses, expansion plans and strategies, profit margins, financial, promotional, training or operational information, and other information developed or used by the Company that is not known generally to the public or the industry. Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of the Participant.

(b) Non-Disclosure. The Participant agrees that the Confidential Information is a valuable, special and unique asset of the Company’s business, that such Confidential Information is important to the Company and the effective operation of the Company’s business, and that during employment with the Company and at all times thereafter, the Participant shall not, directly or indirectly, disclose to any competitor or other person or entity (other than current employees of the Company) any Confidential Information that the Participant obtains while performing services for the Company, except as may be required in the Participant’s reasonable judgment to fulfill the Participant’s duties hereunder or to comply with any applicable legal obligation.

(c) Non-Competition; Non-Solicitation.

(1)
During Participant’s employment with the Company and for the period of six (6) months immediately after the termination of Participant’s employment with the Company
(including any parent, subsidiary, affiliate or division of the Company) for any reason whatsoever, and whether voluntary or involuntary, Participant shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, consult, be employed or otherwise engaged by or with any entity or enterprise (“Competitor”) that competes with (A) the Company’s business of providing Medicaid managed care services, Medicaid-related services, behavioral health, nurse triage or pharmacy compliance specialty services or (B) any other business in which, after the date of this Agreement, the Company (or any parent, subsidiary, affiliate or division of the Company) becomes engaged (or has taken substantial steps in which to become engaged) on or prior to the date of termination of
Participant’s employment. For purposes of paragraph 4, Participant agrees that this agreement not to compete applies to any Competitor that does business within the state of Missouri or and/or any other state or other jurisdiction in the world in which
Centene does business, and that such geographical limitation is reasonable.

(2)
During the Participant’s employment with the Company (or any parent, subsidiary, affiliate or division of the Company) and for the period of twelve months immediately after the termination of the Participant’s employment with the Company (or any parent, subsidiary, affiliate or division of the Company) for any cause whatsoever, and whether voluntary or involuntary (“Restricted Period”), the Participant will not, either directly or indirectly, either for himself or for any other person, firm, company or corporation, call upon, solicit, divert, or take away, or attempt to solicit, divert or take away any of the customers, prospective customers, business, vendors or suppliers of the Company that the
Participant had dealings with, or responsibility for, or the Participant had access to, confidential information of such customers’, vendors’ or suppliers’ confidential information.

(3)
The Participant shall not, at any time during the Restricted Period, without the prior written consent of the Company, (i) directly or indirectly, solicit, recruit or employ
(whether as an employee, officer, director, agent, consultant or independent contractor)
any person who was or is at any time during the previous six months an employee, representative, officer or director of the Company (or any parent, subsidiary, affiliate or division of the Company); or (ii) take any action to encourage or induce any employee, representative, officer or director of the Company (or any parent, subsidiary, affiliate or division of the Company) to cease their relationship with the Company (or any parent, subsidiary, affiliate or division of the Company) for any reason.

(4)
This Section 4(c) shall not apply if a "Change in Control" (as defined in the Plan)
occurs under Section (ii) thereof, or if such Change in Control occurs under
Section (i) or (iii) thereof without the prior approval, recommendation or consent of the Board of Directors of the Corporation

(d) Enforcement. If any of the provisions of this Section 4 shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions or subparts thereof shall nevertheless continue to be valid and enforceable according to their terms. Further, if any restriction contained in the provisions or subparts of this Section 4 is held to be overbroad or unreasonable as written, the parties agree that the applicable provision should be considered to be amended to reflect the maximum period, scope or geographical area deemed reasonable and enforceable by the court and enforced as amended.

(e) Remedy for Breach.

(1) Because the Participant’s services are unique and because the Participant has access to the Company’s Confidential Information, the parties agree that any breach or threatened breach of this Section 4 will cause irreparable harm to the Company and that money damages alone would be an inadequate remedy. The parties therefore agree that, in the event of any breach or threatened breach of this Section 4, and in addition to all other rights and remedies available to it, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without a bond, in order to enforce or prevent any violations of the provisions of this Section 4.

(2) The Participant shall immediately repay to the Company a cash sum in the principal amount equal to all gross proceeds (before-tax) realized by the Participant upon the sale or other disposition of shares occurring at any time during the period commencing on the date that is three years before the date of the termination of the Participant’s employment with the Company and ending on the date of the breach or threatened breach of this Section 4 (the “Refund Period”), together with interest accrued thereon from the date of such breach or threatened breach, at the prime rate (compounded calendar monthly) as published from time to time in The Wall Street Journal, electronic edition (“Interest”); and

(3) The Participant shall repay to the Company a cash sum equal to the fair market value of all Shares and all or any portion of the option transferred by the Participant as a gift or gifts at any time during the Refund Period, together with Interest, and for which purpose, “fair market value” per Share shall be the Fair Market Value of one Share on the date such gift occurs and per option Share shall be the positive difference, if any, between the Fair Market Value of a Share and the exercise price of such option.

(4) The Participant acknowledges and agrees that nothing contained herein shall be construed to be an excessive remedy to prohibit the Company from pursuing any other remedies available to it for such actual or threatened breach, including but not limited to the recovery of money damages, proximately caused by the Participant’s breach of this Section 4.

(f) Survival. The provisions of this Section 4 shall survive and continue in full force in accordance with their terms notwithstanding any forfeiture, termination or expiration of this option in accordance with its terms or any termination of the Participant’s employment for any reason (whether voluntary or involuntary).

5. Withholding

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6. Nontransferability of Option

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7. Provisions of the Plan; Entire Agreement

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option. This agreement and the Plan contain all of the understandings and representations between the Participant and the Company pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter, including any prior agreement evidencing the stock option granted on the Grant Date to the Participant herein, whether entered into by or otherwise proposed by the parties, and any such prior agreement in any prior form shall be of no force or effect.

In Witness Whereof, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CENTENE CORPORATION

_______________________________
Name:
Title:

PARTICIPANT

______________________________
Name: